Exhibit 99.4

XIAMEN WUJIAER HOTEL CO., LTD

FINANCIAL STATEMENTS

December 31, 2012 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Xiamen Wujiaer Hotel Co., Ltd.

We have audited the balance sheets of Xiamen Wujiaer Hotel Co., Ltd. (the “Company”) as of December 31, 2012 and 2013, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the result of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $419,842 and $259,215 for the years ended December 31, 2013 and 2012, respectively. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

February 9, 2015

Newport Beach, California

XIAMEN WUJIAER HOTEL CO., LTD

BALANCE SHEETS

	December 31, 2013	December 31, 2012

Cash	$13,900	$14,622
Accounts receivable, net	2,397	-
Inventories	3,588	12,241
Amount due from related party	7,859	-

Total current assets	27,744	26,863

Other asset:
Deposit-related party	22,905	-
Prepayment	17,123	33,180
Property and Equipment, net	437,102	483,680
Intangible asset, net	7,244	6,349

Total assets	$512,118	$550,072

Liabilities and Shareholders’ Equity
Current liabilities:

Account payables	$-	$6,458
Amount due to related party	101,540	-
Other payables & Accruals	6,670	14,599
Taxes payable	20,679

Total liabilities	128,889	21,057

Shareholders’ Equity:

Share capital	759,521	759,521

Retained earnings	(419,842)	(259,215)
Accumulated other comprehensive income	43,550	28,710

Total Shareholders’ equity	383,229	529,016

Total liabilities and stockholders’ equity	$512,118	$550,072

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENTS OF OPERATIONS AND COMPREHNSIVE INCOME

	For The Year Ended December 31,2013	For The Year Ended December 31,2012

Revenue	$245,988	$296,305
Cost of revenue	161,207	101,828

Gross profit	84,781	194,477

Operating costs and expenses:
Selling expenses	35,479	23,065
General and administrative expenses	208,013	253,375
Financial expenses	1,916	2,791
Loss before income taxes	(160,627)	(84,754)
Income tax expense	-	-

Net loss	$(160,627)	$(84,754)

Other comprehensive loss

Foreign currency translation adjustment	14,840	4,776
Comprehensive loss	$(145,787)	$(79,978)

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENT OF STOCKHOLDERS' EQUITY

	Share Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity

Balance, December 31, 2011	$759,521	$(174,461)	$23,934	$608,994

Shareholder contribution	-	-
Net loss for 2012	-	(84,754)	4,776	(79,978)

Balance, December 31, 2012	759,521	(259,215)	28,710	529,016

Shareholder contribution	-	-	-	-

Net loss for 2013	759,521	(160,627)	14,840	(145,787)

Balance, December 31, 2013	$759,521	$(419,842)	$43,550	$383,229

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2013	For the year ended December 31, 2012

Operating activities
Net loss	$(160,627)	$(84,754)

Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	68,645	66,824
Bad debt provision for related party	40,556	109,353

Changes in operating assets and liabilities:
Account receivable	(2,365)	-
Inventories	8,926	(2)
Deposit-related party	(22,601)	-
Prepayment	16,896	16,582
Account payable	(6,577)	6,455
Other payable and accruals	12,118	14,561

Net cash (used in)/provided by operating activities	(45,029)	129,019

Cash flows from investing activities
Purchase of Intangible asset	(1,453)	(4,119)
Purchase of leasehold improvement	(6,296)	(10,457)
Purchase of Property and equipment	(281)	(947)
Amount due from a related party	(48,311)	(109,353)

Net cash flows (used) in investing activities	(56,341)	(124,876)

Cash flows from financing activity
Amount due to a related party	100,194	-

Net cash flow provided by financing activity	100,194	-

Effect of exchange rate changes on cash and cash equivalent	454	83

Net increase/(decrease) in cash	(722)	4,226
Cash at the beginning of the year	14,622	10,396
Cash at the end of the year	$13,900	$14,622

The accompanying accounting policies and explanatory notes form an integral part of the financial statements

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

1.	Business organization description

The company was incorporated on January 26, 2011 in the People’s Republic of China. It manages budget hotel chains, clubhouses and in room services in Xiamen, China,(a city in China). The company was purchased for 621,700. On October 1, 2013, the owner of the company accepted a 10% down payment. The remaining balance was tendered in 2014 as disclosed as a subsequent event in Note 9.

Going Concern

The Company has sustained operating losses of $419,842 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and obtain additional financing from its stockholders and other third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2.	Summary of Principal Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible assets, impairment of long-lived assets, and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

Revenue from leased hotel properties are derived from hotel operations, including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Cash

Cash consist of cash on hand and bank deposits, which are unrestricted to withdrawal and use. The Company has cash of $13,900 and $14,622 as of December 31, 2013 and December 31, 2012, respectively.

Accounts receivable, net

Accounts receivables consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful lives for leasehold improvements is shorter of the term of the lease or the estimated useful lives of the assets.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets. There was no impairment charge recognized for the year ended December 31, 2013 and 2012 respectively.

Business tax and related taxes

The Company is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income tax

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns annually.

We believe that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Concentration of risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. The company periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Company monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Company elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

Foreign currency translation

The functional and reporting currency of the Company is the Renminbi(“RMB”). The report currency of the company is the United States dollar..

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Recent Accounting Pronouncement-Adopted

In February 2013, the FASB issued an authoritative pronouncement related to reporting of amounts reclassified out of accumulated other comprehensive income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under US GAAP.

The new amendments will require an organization to:

•	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income—but only if the item reclassified is required under US GAAP to be reclassified to net income in its entirety in the same reporting period.
•	Cross-reference to other disclosures currently required under US GAAP for other reclassification items (that are not required under US GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

3.	Property and Equipment, Net

Property and equipment, net consist of the following:

	For The Year Ended December 31,
	2012	2013
Cost:
Leasehold improvement	$478,527	$500,284
Furniture, fixtures and equipment	74,318	76,990

	552,845	577,274
Less: Accumulated depreciation	(69,165)	(140,172)

	$483,680	$437,102

Depreciation expense was $66,309 and $67,874 for the years ended December 2012 and 2013 respectively.

.

4.	Deposit-related party

	For The Year Ended December 31,
	2012	2013

Deposit for lease of the hotel building	$-	$22,905

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiry till September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

5.	Taxes Payable

Taxes payable was 14,598 and 20,679 as of December 31 2012 and 2013.

	For The Year Ended December 31,
	2012	2013

Business tax payable	$8,468	$13,604
Urban Construction tax payable	37	952
Others	6,093	6,123

	$14,598	$20,679

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of December 31, 2013 and 2012, the company has net operating losses of approximately $424,139 and $259,216 respectively that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward.

	December 31, 2012	December 31, 2013
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$64,804	$104,961
Valuation allowance	(64,804)	(104,961)
Net deferred tax assets	$-	$-

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

6.	Commitment

Operating lease commitment

The Company has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease. The operating lease term is 12 years and will be expired in 2025.

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:

2014	$265,044
2015	265,044
2016	271,669
2017	291,548
2018 and after	2,530,637
$3,623,942

7.	Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Details of outstanding balances with the Group's related parties as of December 31, 2012 and 2013 were as follows:

Due from related party

Amount due from a related party is related to the advances and rental deposit bad debt provision to a stockholder- Lv Dun Zhu during the year as follow:

	For The Year Ended December 31,
	2012	2013

Advances	$215,156	$271,030
Less: Bad debt provision	(215,156)	(263,171)
	-	7,859

XIAMEN WUJIAER HOTEL CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

The company continuously monitors the outstanding receivables and adjust allowance for accounts where collection may be in doubt. $109,353 and $40,556 was charge to bad debt provision during the year of 2012 and 2013 respectively, due to long outstanding from shareholder.

Rental deposit is paid to shareholder for lease arrangement of hotel from October 2013.

	2012	2013

Rental deposit	$-	$22,905

The deposit is refundable at the expiration of the lease.

Due to related party

Amount due to a related party is comprised of the advances from a potential stockholder for working capital of company during the year as follow:

	2012	2013

Ang Ban Siong	$-	$101,540

(a)	Related party transaction

During the year ended December 2013 and 2012, the related party transactions consisted of $271,029 and nil advances, $48,960 and nil rental expense paid to Mr Lv Dun Zhi.

During the year ended December 2013 and 2012, daily operation expenses of $124,276 and nil paid on behalf by Mr Ang Ban Siong in relation to the rental deposit, staff salaries and hotel miscellaneous expenses.

8.	Subsequent event

On October 1, 2013, the shareholders received $621,700 as a 10% in cash for the intention to acquire 100% of the equity interests in Wujiaer. The total purchase price is $621,700 in cash.

On January 25, 2014 the shareholders of the company entered into a Share Transfer Agreement with Xiamen Heyu to transfer 100% of the equity interests in the company for a cash consideration of approximate $621,700 (RMB3.8 million). The acquisition and share transfer is completed on January 25, 2014.

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